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                                                                  EXHIBIT 10.64
                                                                  -------------

                             TOWER LICENSE AGREEMENT
                                       AND
                              CONSENT TO ASSIGNMENT


AGREEMENT, dated 21 day of May, 1992 by and between CALOOSA TELEVISION CORPORATION, a Florida corporation, owner and operator of WEVU-V ("Licensor), and Southwest Florida Telecommunications, Inc. authorized to do business in the State of Florida, d/b/a WNPL-TV CH 46 ("Licensee").

1. Subject to all contingencies contained within paragraph 8 of this Agreement, LICENSOR hereby grants LICENSEE a license to maintain a TV antenna at the 1,000 ft. level plus LICENSEE'S STL dish at 390 [FOUR?] level on, LICENSOR'S tower located and constructed in the Southeast 1/4 Section 32, Township 46 South, Range 27 East, Lee County, Florida, together with transmission lines to antenna feed point on the tower, under the terms and conditions hereinafter set forth.

2. If at any time during the term hereof, or any renewal hereof, LICENSEE'S antennas cause any negative effect on the radiation pattern of LICENSOR'S television station (WEVU Channel 26) or any broadcast station or other station licensed by the FCC (whose License agreement predates this License Agreement) having its antenna on LICENSOR'S proposed tower, immediate remedial action will be taken by LICENSEE at LICENSEE'S expense, and LICENSEE will, if necessary in the opinion of LICENSOR, and independent consulting engineer, discontinue its broadcasts from its antennas until such remedial action is completed to LICENSOR'S satisfaction.

3. LICENSOR licenses LICENSEE for the term of this Agreement to use a location to be agreed on by LICENSOR containing approximately 625 square feet at or near LICENSOR'S tower location. The WNPL-TV area shall be housed in a building constructed by LICENSOR and shall be used by LICENSEE only for the maintenance of its transmitters and other equipment in accordance with the provisions hereinafter set forth, and such use shall not interfere with LICENSOR'S use of its premises and facilities or interfere with the use of the premises and facilities by other LICENSEES of LICENSOR. Nor shall WEVU interfere with the normal operation of the WNPL facility.

4. LICENSEE shall be solely responsible for all costs and expenses of placing and maintaining LICENSEE'S transmitters upon the area designated by LICENSOR, including, but not limited to the cost of all licenses and permits, the cost of all electrical connections and any other costs associated with LICENSEE'S use of transmitter area designated by LICENSOR. LICENSEE shall also be responsible for all costs and expense associated with the installation of LICENSEE'S cable and LICENSEE'S antennas. All plans, specifications and connections of LICENSEE'S transmitter structure, installation of transmitter, installation of cable and installation of antennas shall be presented to LICENSOR and approved by LICENSOR before commencement of any work before contract is signed. In connection with all installation, maintenance and other actions of any nature by LICENSEE, pursuant to Clause 4 and pursuant to



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other clauses of this Agreement, LICENSEE shall indemnify and hold LICENSOR harmless from any and all loss, damage, cost and expense, including but not limited to court costs and reasonable attorneys fees. In connection with any initial installation work by LICENSEE relative to the transmitter site and antenna or in connection with any future repair or maintenance of LICENSEE'S facilities, LICENSOR shall have the right before signing to approve the contractor or company performing said work and shall also have the right to insist upon proof of adequate insurance protecting LICENSOR'S interests. Upon completion of the structure to house LICENSEE'S transmitter, LICENSEE shall be responsible for maintaining and repairing the WNPL-TV area during the term of the Agreement or any renewal thereof.

5. During the term of this license, LICENSEE shall at no time allow any mechanic's lien to be placed against the real property upon which the tower and transmitter facilities are located. It shall be a default under this License Agreement if any such claim of lien shall arise and remain as a lien against the property for more than five days.

6. During the first three (3) years of this Agreement, Licensee will pay Licensor $8,333.33 per month for a total of $100,000.00 per year. In addition to the $8,333.33, Licensee will pay Licensor all applicable sales and use taxes for the privileges licensed under this Agreement. For the remaining seven (7) years of this Agreement, Licensee shall pay Licensor the monthly amount as set forth using the formula contained within paragraph 7 of this Agreement. In addition, Licensee shall be required to pay to Licensor one (1) month's worth of fees ($8,333.33) in advance as a security deposit. The monthly fee referenced in this paragraph and paragraph 7 shall be payable on or before the first day of each month. The first monthly payment shall be due on or before June 1, 1992. Additionally, the security deposit will be due and payable on or before June 1, 1992. In addition to the monthly license fee, use, real estate, personal property or other taxes or assessments which were assessed or due by reason of this agreement or Licensee's use of the antenna site hereunder, Licensee will be billed a portion of the real estate and property taxes attributed to their proportionate share of the total tower taxes.

         In addition to the Monthly Licensee Fee, LICENSEE shall pay LICENSOR if, and when due, any sales, use, real estate, personal property or other taxes or assessment which are assessed or due by reason of this Agreement or LICENSEE'S use of the Antenna Site hereunder. LICENSEE will be billed a portion of the real estate and property taxes attributed to their proportionate share of the total tower taxes.

7. The license fee for each twelve (12) month period subsequent to the third twelve (12) month period (years four through ten and all option terms) occurring during the term of this license or any renewal thereof shall be computed by multiplying the license fee for the immediately preceding year of this license by a fraction, the numerator of which shall e the Consumer Price Index for All Urban Consumers, U.S. City Average (1967 = 100) All Items, Bureau of Labor Statistics of the United States Department of Labor, for the second month prior to the respective license anniversary date and which denominator shall be said Consumer Price Index for All Urban consumers, U.S. City Average (1967 = 100) All Items, for the second month prior to the commencement date of this license, provided that in no event shall such annual license fee be less than the annual license fee for the immediately prior year. The LICENSEE agrees that the license fee provided for herein shall in no event increase at the rate of less than 6% percent (maximum 10%) per year or the increase reflected by the computation



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above for the Cost of Living Increase, whichever amount shall be greater.
(Should this specific Consumer Price Index become unavailable, a reasonable substitute, as prepared by the United States Department of Labor, shall be used). The LICENSOR shall notify the LICENSEE of the adjusted annual license fee in writing when such fee adjustment occurs. The LICENSEE agrees to pay the adjusted license fee (together with any applicable taxes as set forth in paragraph 6), in monthly installments on the first day of each and every month for the following 12-month period.

8. The term of this Agreement will commence on June 1, 1992, and terminate on May 31, 2002, unless renewed by mutual agreement by the parties as set forth herein. However, Licensee has the right to cancel this Agreement at any time but only for the purpose of constructing its own tower. Licensee shall not have the right to cancel this Agreement for any purpose except for constructing its own tower. It is expressly understood and agreed between the parties that Licensee does not have the right to cancel this Agreement during the first two (2) year. Should licensee cancel the Agreement as permitted in this paragraph at any time after the termination of the second year, then Licensor shall be entitled to twelve (12) month's license payment after receiving notice of the cancellation. It is the express intention of the parties that Licensor shall receive a minimum of three (3) years license payments. Should Licensee not provide notice of cancellation as provided herein, then this agreement shall continue in its entirety.

9. LICENSEE'S engineering and technical personnel shall have the right to enter or leave LICENSEE'S transmitter site (by way of access points designated by LICENSOR) at all times for maintenance of the LICENSEE'S transmitter. LICENSEE'S engineering and technical personnel shall, with the prior consent of LICENSOR, have access to the TV power at all reasonable times for the purpose of maintaining and operating the LICENSEE'S antennas. LICENSEE agrees not to impair or impede, during the installation of its antenna and transmission lines or at any other time, the maintenance or operation of any other broadcast station or other station licensed by the FCC, having its antenna located on LICENSOR'S tower without first obtaining written approval from the owner of the station and LICENSOR.

10. LICENSEE shall not do anything in the licensed area or elsewhere on LICENSOR'S promises, nor shall it bring or keep anything therein which will conflict with any laws, including but not limited to federal laws governing the Federal Communication Commission, ordinances or rules of federal, state or municipal governments, or violate any regulations of the police or fire departments, Board of Fire Underwriters, Board of health, or other public authorities. LICENSEE will continuously carry, and furnish LICENSOR with a certificate of insurance evidencing Comprehensive Liability Insurance in a Combined Single Limit of $2,000,000.00 and such insurance will name LICENSOR as an additional insured. Such insurance limits shall be re-adjusted as agreed upon by both parties at each contract renewal. LICENSOR shall not be responsible for any insurance coverage on LICENSEE'S equipment or insurance coverage in regard to business interruption of LICENSEE and shall not be responsible for damage to any of LICENSEE'S equipment, or the interruption of LICENSEE'S business. The LICENSEE agrees to indemnify, defend and hold harmless LICENSOR from any such liability.

11. If LICENSEE'S antenna, or transmission lines or other related tower equipment is maintained, changed altered, replaced, moved, relocated or modified in any way, without the prior written approval of LICENSOR, evidenced by the consent in writing of WEVU-TV's Chief


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

Engineer, or a person duly designated by him, which will not be reasonably withheld, the same shall e deemed a failure to comply with a term, covenant or condition of this Agreement to be performed by LICENSEE and LICENSOR shall have the right to terminate this Agreement as provided elsewhere within this license Agreement. LICENSEE covenants and agrees that it will cause all of its equipment and facilities referred to in this Agreement to be operated at all times in conformity with the then existing rules and regulations of the FCC and any federal, state or local governmental agency having jurisdiction in the premises.

12. LICENSEE covenants and agrees that at no time will the operation of its equipment and facilities referred to in this Agreement cause any objectionable interference to LICENSOR'S television station (WEVU Channel 26) or to any other broadcast station (whose License Agreement predates this License Agreement) having its antenna on LICENSOR'S tower. If, in LICENSOR'S sole opinion, and the opinion of an independent consulting engineer, LICENSEE'S operations cause any objectionable interference to LICENSOR'S television station or to any other broadcast station or other station licensed by the FCC (whose License Agreement predates this License Agreement) having its antennas on LICENSOR'S tower, LICENSOR may require that LICENSEE immediately cease operations until such interference is eliminated to LICENSOR'S satisfaction.

13. LICENSOR shall not be required to furnish any electric power to LICENSEE for the operations of LICENSEE'S transmitting equipment and facilities in the licensed area LICENSEE shall make its own arrangements with the public utility company serving the area to furnish such electric power as LICENSEE may require. LICENSEE shall be responsible for payment of all LICENSEE'S utilities used in connection with LICENSEE'S area. LICENSEE'S electrical transmission lines shall be routed and placed in locations designated by LICENSOR.

14. LICENSOR and LICENSEE hereby covenant and agree that if LICENSEE fails to comply with any of the terms and conditions of this Agreement, LICENSOR may terminate this Agreements, as follows:

         a. With thirty (30) days written notice to LICENSEE in the event of a failure by LICENSEE to pay money owed pursuant to this Agreement; or

         b. With thirty (30) days written notice to LICENSEE in the event of any other breach of this Agreement by LICENSEE which, in the sole and exclusive opinion of LICENSOR, does not jeopardize or interfere with the broadcast operations of any other broadcast station or other station licensed by the FCC which has a License Agreement with LICENSOR which predates this Agreement, which station has its antenna on LICENSOR'S tower; or

         c. With twelve (12) hours notice delivered to LICENSEE either in person, telephonically, by telegraph or by telefax, or other means of rapid written communication, in the event of a breach of this Agreement by LICENSEE which in the opinion of LICENSOR and independent consulting engineer, jeopardizes or interferes with the broadcast operations referred to in (b) above. In the event of (a), (b) or (c) above, LICENSOR shall be entitled to evict LICENSEE form the premises hereby licensed and repossess same, through legal process or otherwise, without prejudice to any other right which the LICENSOR may have against the


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LICENSEE in law, or equity, for damages, arrearages in license fees, future license fees, or for any breach of any other of the terms of this Agreement.



In addition to the above, LICENSOR may terminate this Agreement, without cause, with twelve (12) months written notice to LICENSEE.

15. Upon the expiration or earlier termination of the Agreement without default of LICENSEE, provided all license fees have been paid, LICENSEE will promptly remove from LICENSOR'S TV tower, and the LICENSEE'S transmitter area provided herein, all of its equipment and other property of any kind whatsoever. In the event that upon such expiration or termination, LICENSEE does not remove all of its equipment and other property, then LICENSOR may remove the same from LICENSOR'S TV tower and the WNPL-TV area provided herein and LICENSOR shall, after thirty (30) days written notice to LICENSEE, be entitled to sell said equipment at public auction. From the proceeds of the sale of equipment by LICENSOR, LICENSOR shall be entitled to deduct LICENSOR'S expenses in connection with the removal, storage and sale of said equipment and property, and thereafter remit any remaining balance to LICENSEE. In connection with all actions taken by LICENSOR in regard to LICENSEE'S equipment or other property provided for in Clauses 14 and 15 of this Agreement, or elsewhere in this Agreement, LICENSEE shall indemnify and hold LICENSOR harmless from any and all loss, damage, cost and expense, including but not limited to court costs and reasonable attorneys fees.

16. Paragraph Missing

17. In addition to any other events of default as elsewhere provided in this License Agreement, the following shall also constitute a default under this
Agreement:

         a. Abandonment of LICENSEE'S facilities;

         b. Failure to pay any license fee or other amount due to LICENSOR after
(10) days written notice;

         c. Any assignment by LICENSEE for the benefit of creditors;

         d. The filing of a voluntary or involuntary petition in bankruptcy by or against LICENSEE.

         e. Damage to equipment located upon LICENSOR'S tower or structural damage to LICENSOR'S tower resulting form the actions or inactions of LICENSEE.

18. In the event LICENSEE shall default under the terms of this License Agreement, after appropriate notice of default and termination as elsewhere provided in this Agreement, LICENSOR, in addition to any other remedies which LICENSOR may have at law or in equity, shall have the following remedies against LICENSEE at LICENSOR'S option;



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

         a. Terminate the license Agreement and collect form LICENSEE all reasonable costs and expenses attendant to recovery of the tower space and transmitter area.

         b. Re-lease the premises for the benefit of LICENSEE.

         In the event that LICENSOR shall re-lease the premises for the benefit of LICENSEE, LICENSOR shall be entitled to apply any rents or license fees received form any such sublicensee in the following order:

                  (1) Payment of any reasonable legal fees incurred by LICENSOR in the re-leasing of the premises;

                  (2) payment of the reasonable cost of storing any personal property left upon the license premises by the LICENSEE;

                  (3) Payment of the reasonable cost of advertising the license premises for lease to a sublicensee;

                  (4) Payment of the reasonable cost of repairs or modifications to the license premises necessary to the re-letting of the premises; and

                  (5) Payment of monthly license fees due under the License
                      Agreement.

If LICENSOR shall re-lease the premises for the benefit of LICENSEE, LICENSOR shall e entitled to bring suite for amounts due and owing under this license from time to time during the term of the license, or at LICENSOR'S option, LICENSOR may defer collection efforts until the expiration of the term of the license and thereafter sue for the entire amount of any deficiency owing hereunder.

19. In the event it shall become necessary for LICENSOR to bring legal action against LICENSEE for the purpose of enforcing this Agreement, or collecting license fees and other damages accruing under this Agreement, LICENSEE shall be responsible for the payment of LICENSOR'S reasonable attorney's fees including any attorneys' fees incurred in any appellate proceedings and Court costs.

20. Paragraph 20 has been deleted.

21. Neither this Agreement nor any interest herein nor any light hereunder shall be assignable or in any manner transferable by LICENSEE, in whole or in part, except that LICENSEE shall have the right to assign this Agreement to any assignees of the WNPL-TV CH. 46 license after authorization and approval by the Federal Communications Commission, but no such assignment shall be valid nor shall LICENSEE be released from any of its obligations hereunder unless such assignment be set forth in a written Agreement executed by both LICENSEE and such assignee, wherein such assignee shall assume all of LICENSEE'S obligations under this Agreement and shall agree to be bound by all of the terms and conditions thereof, and an executed counterpart of such assignment is delivered to LICENSOR within five (5) days after its execution. LICENSOR shall have the right to reasonably review and approve the portions of said assignment which directly or indirectly affect LICENSOR.



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

22. LICENSOR has the right to assign this agreement. Furthermore, upon transfer of LICENSOR'S interest in LICENSOR'S tower to third party, LICENSOR shall be entirely freed and released of liability thereafter accruing in connection with all of its covenants and obligations under this Agreement and LICENSEE shall look to LICENSOR'S successor in interest for any performance under this Agreement.

23. In case the LICENSOR'S tower is destroyed or damaged through no fault of the LICENSEE so as to render the tower unusable by LICENSEE, during the term of this license, no license fee shall accrue from the date of destruction of damage until the tower is again ready for use, pursuant to written notice tendered by LICENSOR to LICENSEE. Notwithstanding the foregoing, in the event of destruction of LICENSOR'S tower to the extent of fifty percent (50%) or more of said tower's value at a point in time ten years or more after the commencement date of this lease, LICENSOR shall be entitled to terminate this Agreement by giving LICENSEE notice of LICENSOR'S intention to terminate within thirty (30) days after the date of said destruction.

24. If the whole or any part of the lands upon which Licensor's tower is erected, or upon which any of LICENSOR'S or any LICENSEE'S transmitter equipment is erected, shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then, and in that event, LICENSOR at LICENSOR'S option may terminate this License Agreement upon the date upon which title is acquired by the condemning authority, whichever shall be earlier, and LICENSEE shall have no claim against LICENSOR for the value of any unexpired term of said License Agreement, nor a claim to any part of an award in such proceeding and license fees paid or to be paid under this License Agreement shall be adjusted to the date of such termination. Nothing herein contained shall be deemed to affect or be in derogation of any right or rights of the LICENSEE against the condemning authority to claim and recover damages, or for the taking of its fixtures and equipment resulting from any such condemnation of acquisition.

25. LICENSEE agrees that this License Agreement shall at all times be subject and subordinate to the lien of any mortgage (which term shall include all security instruments) that may be placed on the demised premises by the LICENSOR, and LICENSEE agrees, upon demand and without cost, to execute such instruments as may be required to effectuate such subordination. LICENSEE'S refusal to execute any such subordination shall be deemed a default under this License Agreement.

26. Unless otherwise provided within this Agreement, any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and shall be deemed sufficiently given only if mailed postage prepaid be certified return receipt mail, addressed in the case of LICENSOR, as follows:
Larry Landaker, Caloosa Television Corporation, and in the case of LICENSEE as follows: William Darling - Southwest Florida Telecommunications, Inc. or to such other address as the intended recipient may have theretofore specified in written notice to the sender.

27. Except as otherwise expressly provided, the provisions of this Agreement shall apply to and inure to the benefit of, and be binding upon the successors and assigns of both parties. This Agreement shall be construed under the laws of Florida and this Agreement shall not be recorded within the Public Records of any county of the State of Florida. In the event any litigation shall


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arise under this Agreement, the parties agree that proper venue shall be in the appropriate court within Lee County, Florida. The parties agree that time shall be of the essence in this Agreement.

28. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior Agreements, arrangements and understandings relating to the subject matter hereof.

29. LICENSEE shall pay all personal property tax attributable to LICENSEE'S property and license rights with respect hereto. LICENSEE shall also pay to LICENSOR any increases in LICENSOR'S real property taxes or insurance rates arising or resulting from this Agreement. LICENSEE shall bear (and, reimburse LICENSOR for) all expenses, damages and costs arising as a result of LICENSEE'S utilization of the rights herein granted, but not including LICENSOR'S costs (if any) associated with the negotiation of this Agreement.

30. In the event it may be necessary for LICENSOR, LICENSEE, or other licensees to reduce power of interrupt service during maintenance and installation work on LICENSOR'S tower, LICENSEE will cooperate with LICENSOR in regard to said reduction of power or interruption of service. LICENSEE covenants and agrees to cooperate with LICENSOR in the aforementioned situations and in all other situations which directly or indirectly may affect LICENSEE'S performance hereunder.

31. Upon the expiration of the initial term of this License Agreement, provided LICENSEE is not in default under his Agreement, and this Agreement has not been terminated for any reason, LICENSEE shall be entitled to renew this License Agreement for an additional period of ten (10) years with the annual license fee amount for the initial year of the renewal being computed by increasing the annual license fee for the final year of the initial term of this license by the formula stated heretofore in Paragraph 7. All other terms and provisions of this License Agreement shall remain unchanged during said renewal period.

         Provided Licensee exercises the first renewal option as stated heretofore and faithfully performs this License Agreement, during said first renewal term, and this Agreement has not been terminated for any reason, LICENSEE shall be entitled to a renewal for an additional ten (10) year period with the rental being computed by increasing the annual rental for the final year of the first renewal term by the formula stated heretofore in Paragraph 7. All other terms and provisions of the License Agreement shall remain unchanged during said second renewal period.

         All renewal options at stated herein shall be subject to all provisions and reservations included within this License Agreement. The exercise of any renewal option under this Agreement shall not be deemed to create any additional renewal options, it being the intention of the parties that this Agreement shall only provide for an initial term of ten (10) years with two renewal options of ten (10) years each.








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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year indicated below.


CALOOSA TELEVISION CORPORATION                    SOUTHWEST FLORIDA
                                                  TELECOMMUNICATIONS

By:     /s/ Larry Landaker                        By:     /s/ William Darling
        --------------------------                        ----------------------
Title:  President; General Manager                Title:  President and CEO





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

                        LICENSOR'S CONSENT TO ASSIGNMENT
                   AND CERTIFICATE AS TO LICENSEE'S COMPLIANCE

         WHEREAS, pursuant to a Tower License Agreement dated May 21, 1992 by and between Caloosa Television Corporation, subsequently assigned to Super Towers, Inc. ("Licensor"), and Southwest Florida Telecommunications, Inc., subsequently assigned to Second Generation of Florida, Ltd. ("Licensee"), (such license as assigned, being hereinafter referred to as the "License"), Licensee currently licenses space on the tower and 625 square feet of an associated building located at 21990 Carter Road, Estero, Florida (the "Premises"); and

         WHEREAS, the above-described License is used in the operation of Licensee's main studio for WTVK-TV, Naples, Florida (the "Station"); and

         WHEREAS, pursuant to an Asset Purchase Agreement, dated March 2, 1998, by and among Licensee and ACME Television, LLC, ACME Television of Florida, LLC ("Assignee") will acquire by assignment from an affiliate substantially all of the physical assets used in connection with the operation of the Station ("Agreement"); and

         WHEREAS, Assignee desires to have Licensee provide Assignee with a certificate of the Licensor of the Licensed Premises consenting to assignment of the License from Licensee to Assignee and certifying as to the status of the above referenced License.

         NOW THEREFORE:

         1. Licensor hereby consents to assignment of the License from Licensee to Assignee pursuant to the provisions of the Assignment and Assumption of License attached hereto as Exhibit A.

         2. Licensor hereby certifies that (i) the License is in full force and effect, and is valid, binding and enforceable in accordance with its terms; (ii) all accrued and currently payable rents and other payments required by the License have been paid; (iii) the amount of security deposit held by Licensor is 0; (iv) the currently monthly aggregate amount of monthly rent, monthly common area charges, taxes paid in monthly installments, and all other monthly fees or charges (the "Monthly Payment") is $11,151.88; (v) the Monthly Payment has been paid through April 1998; and, to Licensor's knowledge, (vi) Licensee has been in peaceable possession since the date on which it acquired an interest in the license; (vii) Licensee and the respective Licensors have com plied with all respective covenants and provisions of the License; (ix) no party has asserted any defense, set off or counterclaim thereunder; (x) no waiver, indulgence, or postponement of any obligations thereunder has been granted by any party, (xi) no notice of default or termination has been given or received, no event of default has occurred, and no condition exists and no event has occurred that, with the giving of notice, the lapse of time, or the happening of any future event would become a default or permit early termination under any such License;
(xii) neither Licensee nor any other party has violated any term or condition under the license in any material respect; (xiii) the validity or enforceability of the License will in no



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way be affected by the sale of the Station's assets by Licensee; (xiv) the business activities of Licensee on the premises comply with all local zoning laws and ordinances; and (xv) there are no third party claims or actions relating to Licensee's use of the premises or which would impair Assignee's continuing use thereof.

         IN WITNESS THEREOF, Licensor has caused this instrument to be duly executed on this, the 23rd day of June, 1998.

                                            SUPER TOWERS, INC.



                                            By:     /s/ Timothy G. Sheehan
                                                    ----------------------------
                                            Title:  President




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